EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48939) of Transit Group, Inc. of our report dated March 16, 1998 relating to the combined financial statements of K.J. Transportation, Inc. and Affiliates, which appears in the Current Report on Form 8-K of Transit Group, Inc. dated August 31, 1998.


/s/ Davie Kaplan Chapman & Braverman, P.C.
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    Davie Kaplan Chapman & Braverman, P.C.


Rochester, New York
August 31, 1998